                                                      REGISTRATION NO. 333-56133



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        POST-EFFECTIVE AMENDMENT NO. 1
                                   FORM S-8

                            REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    22-3408857
   (State or other jurisdiction             (I.R.S. Employer Identification No.)
of incorporation or organization)

                                600 MOUNTAIN AVE.
                          MURRAY HILL, NEW JERSEY 07974
                    (Address of Principal Executive Offices)

  YURIE SYSTEMS, INC. AMENDED AND RESTATED 1996 NONSTATUTORY STOCK OPTION PLAN
                     DATA LABS, INC. 1996 STOCK OPTION PLAN
                                 (Name of Plan)


                                FLORENCE L. WALSH
                          VICE PRESIDENT AND TREASURER
                            LUCENT TECHNOLOGIES INC.
                               600 MOUNTAIN AVENUE
                          MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
 (Name, address and telephone number, including area code, of agent for service)


                  Please send copies of all communications to:
                                PAMELA F. CRAVEN
                              VICE PRESIDENT - LAW
                            LUCENT TECHNOLOGIES INC.
                               600 MOUNTAIN AVENUE
                          MURRAY HILL, NEW JERSEY 07974


                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------

              TITLE OF                    AMOUNT         PROPOSED MAXIMUM     PROPOSED MAXIMUM       AMOUNT OF
             SECURITIES                   TO BE         OFFERING PRICE PER   AGGREGATE OFFERING  REGISTRATION FEE
          TO BE REGISTERED              REGISTERED             SHARE              PRICE(3)
--------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per       1,344,994(2)            (3)            $27,219,988.57(4)      $8,029.90
share, and related Preferred Stock
Purchase Rights (1)
--------------------------------------------------------------------------------------------------------------------

(1) No separate consideration will be received for the Rights, which initially will trade together with the Common Stock.

(2) Includes 1,341,766 shares registered under the Yurie Systems, Inc. Amended and Restated 1996 Nonstatutory Stock Option Plan and 3,228 shares registered under the Data Labs, Inc. 1996 Stock Option Plan.

(3) Under the plans listed above, shares may be purchased upon exercise of options at an average exercise price of $20.238 per share.
(4) Pursuant to Rule 457(h) under the Securities Act of 1933, represents the aggregate exercise price of all options under the plans listed above.

      Footnote 2 to the "Calculation of Registration Fee" table on the cover page of the Registration Statement is amended to read as follows:


       (2)  Includes 1,341,766 shares registered under the Yurie Systems,
       Inc. Amended and Restated 1996 Nonstatutory Stock Option Plan and 3,228 shares registered under the Data Labs, Inc. 1996 Stock Option Plan.

                                   SIGNATURES


                  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Murray Hill, New Jersey, on the 19th day of June, 1998.


                                     LUCENT TECHNOLOGIES INC.

                                     By:/s/ James S. Lusk
                                        Name:  James S. Lusk
                                        Title: Vice President and Controller


                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on the date indicated.

Principal Executive Officer:                         #####
                                                         #
Richard A. McGinn              Chairman of the Board     #
                                 and Chief Executive     #
                                         Officer         #
                                                         #
Principal Financial Officer:                             #
                                                         #
Donald K. Peterson               Executive Vice President#
                                 and Chief Financial     #
                                         Officer         #
                                                         #
Principal Accounting Officer:                            #
                                                         #
James S. Lusk                  Vice President and        ####By:/s/James S. Lusk
                                 Controller              #
                                                         #    (James S. Lusk
Directors:                                               #  attorney-in-fact)*
                                                         #
         Paul A. Allaire                                 # *by power of attorney
         Carla A. Hills                                  #
         Drew Lewis                                      #
         Richard A. McGinn                               #
         Paul H. O'Neill                                 # Date: June 19, 1998
         Donald S. Perkins                               #
         Henry B. Schacht                                #
         Franklin A. Thomas                              #
         John A. Young                               #####